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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S  CONSENT
                         ------------------------------



     We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 (the "Registration Statement") and to the incorporation by reference in the Registration Statement of our report dated June 24, 1994, included in the Current Report on Form 8-K, dated June 24, 1994, which was amended under cover of Form 8-K/A (Amendment No.
1), dated August 31, 1994, and Form 8-K/A (Amendment No. 2), dated April 3, 1995, of Polyphase Corporation, filed with the Securities and Exchange Commission.



                                    /s/ Axley & Rode LLP
                                    --------------------
                                    CERTIFIED PUBLIC ACCOUNTANTS



September 25, 1995
Lufkin, Texas